Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Mid-America Apartment Communities, Inc.’s Registration Statement Nos. 33-96852, 333-82526, 333-191243, 333-208398, 333-202905, and 333-190028 on Form S-3 and Registration Statement Nos. 333-123945, 333-115834, 33-91416, 333-191541 and 333-196250 on Form S-8 of our report dated February 26, 2016 related to the consolidated financial statements and financial statement schedule of Post Apartment Homes, L.P. and subsidiaries (which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph relating to the changes in the method of accounting for and disclosure of discontinued operations for the year ended December 31, 2014 due to the adoption of Accounting Standards Update 2014-08) and the effectiveness of Post Apartment Homes, L.P.’s internal control over financial reporting dated February 26, 2016, appearing in this Current Report on Form 8-K/A of Mid-America Apartment Communities, Inc. and Mid-America Apartments, L.P. dated December 8, 2016.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

December 8, 2016